UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2009

DUKE REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Indiana	0-20625	35-1898425
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street

Suite 100

Indianapolis, IN 46240

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events

Duke Realty Corporation (the “General Partner”), the sole general partner of Duke Realty Limited Partnership (the “Operating Partnership”) expects to file a shelf registration statement on Form S-3 to register securities during July 2009. In connection with the expected filing, the Operating Partnership has adjusted its consolidated financial statements and notes that were previously filed in its Annual Report on Form 10-K in order to reclassify the operations of certain properties sold subsequent to December 31, 2008 into discontinued operations as well as to retroactively apply certain new accounting standards that were adopted on January 1, 2009.

Statement of Financial Accounting Standard (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”) requires the Operating Partnership to report in discontinued operations the results of operations of a property that has either been disposed of or is classified as held for sale, unless certain conditions are met. SFAS 144 further requires the Operating Partnership to reclassify results of operations from a property disposed or designated as held for sale as income from discontinued operations during all reported periods. The purpose of this Current Report on Form 8-K is to set forth audited consolidated financial statements of the Operating Partnership for the years ended December 31, 2008, 2007 and 2006, including revised notes thereto, which reflect the impact of reclassifying results of operations from properties identified as held for sale subsequent to December 31, 2008 in accordance with SFAS 144.

During the three-month period ended March 31, 2009, the Operating Partnership sold two properties it owned that were not classified as assets held for sale as of December 31, 2008. The results of operations from such properties have been reclassified as income from discontinued operations for the years ended December 31, 2008, 2007 and 2006 in the accompanying consolidated financial statements and notes to consolidated financial statements. There is no effect on the previously reported net income attributable to common unitholders for this reclassification.

On January 1, 2009, the Operating Partnership adopted FSP APB 14-1, Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”). FSP APB 14-1 requires separate accounting for the debt and equity components of certain convertible instruments. The Operating Partnership’s 3.75% Exchangeable Senior Notes (“Exchangeable Notes”), issued in November 2006, are subject to the accounting changes required by FSP APB 14-1. The new accounting treatment has been retroactively applied to prior periods as required by FSP APB 14-1, resulting in changes to the previously reported balances in unsecured notes, General Partner common equity and Limited Partners’ common equity on the December 31, 2008 and December 31, 2007 consolidated balance sheets and to the previously reported interest expense on the consolidated statements of operations for the years ended December 31, 2008, 2007 and 2006.

On January 1, 2009, the Operating Partnership adopted SFAS No. 160, Noncontrolling Interests in the Consolidated Financial Statements – an amendment to ARB No. 51 (“SFAS 160”). SFAS 160 requires noncontrolling interests (previously referred to as minority interests) to be reported as a component of total equity, which changes the presentation of the noncontrolling interest in the December 31, 2008 and December 31, 2007 consolidated balance sheets and statements of operations, for the years ended December 31, 2008, 2007 and 2006, from what was previously reported.

During the first quarter of 2009, the Operating Partnership adopted FSP Emerging Issues Task Force (“EITF”) 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1”), which we have applied retrospectively to calculations of basic and diluted earnings per Common Unit for the years ended December 31, 2008, 2007 and 2006. Pursuant to FSP EITF 03-6-1, certain of the Operating Partnership’s share-based awards are considered participating securities because they earn dividend equivalents that are not forfeited even if the underlying award does not vest.

Management does not believe that the reclassifications in accordance with SFAS 144 and SFAS 160 or the revisions in accordance with FSP APB 14-1 and FSP EITF 03-6-1 have a material effect on the Operating Partnership selected consolidated financial data or management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2008, 2007 and 2006 as previously reported in its 2008 Annual Report on Form 10-K. The Operating Partnership is not revising Management’s Discussion and Analysis included in its 2008 Annual Report on Form 10-K given the insignificance of the reclassified and revised amounts.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Other Exhibits

(c)	Exhibits

Exhibit Number	Description
12	Statement re: Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Unit Distributions

23	Consent of Independent Registered Public Accounting Firm

99.1	Report of Independent Registered Public Accounting Firm

99.2	Consolidated Financial Statements and Notes to Consolidated Financial Statements, Years Ended December 31, 2008, 2007 and 2006

99.3	Schedule III – Duke Realty Limited Partnership Combined Real Estate and Accumulated Depreciation – December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY LIMITED PARTNERSHIP

By:	Duke Realty Corporation, in its capacity as General Partner

	By:	/s/ Dennis D. Oklak
Dennis D. Oklak
Chairman and Chief Executive Officer

Dated: July 22, 2009